Exhibit 99.1

   VOYAGER ENTERTAINMENT ACQUIRES UTAH BASED CONSTRUCTION AND THEMING COMPANY


LAS VEGAS, April 11, 2006 - Voyager Entertainment International, Inc. (OTCBB:
VEII) announced completion of a Purchase and Sale Agreement, between VEII and a Utah based construction and theming company Western Architectural Services, LLC. ("Western"). At the conclusion of the transaction, Western will become a wholly owned subsidiary of Voyager Entertainment International. The closing shall be upon the completion of the final audit.

Western specializes exclusively in the development, implementation and fabrication of world-class themed architectural designs. Western has been instrumental in supplying pre-fabricated products to the hotel and casino industry, including iconic statues, interior resort theming, as well as, construction related materials and services. Projects include The Venetian, New York, New York, Mandalay Bay, Paris, and Luxor to name a few. Western's most notable collaborations are the Statue of Liberty, at the New York, New York; the famed fountain located at the Paris Hotel and Casino; and most of the interior theming for the Luxor Hotel and Casino and Mandalay Bay.

Western also manufactures products for residential and institutional projects such as architectural columns, domes, moldings, and frames. Western has contracted and completed over $70 million dollars of construction projects over the last ten years. More information about Western can be found at www.western-architectural.com.

Tracy M. Jones, Owner of Western stated, "I'm very excited about the opportunity to combine forces with Richard and Voyager. Las Vegas is on the verge of a multi-billion dollar construction boom similar to the 1990's. This transaction should strategically position Western and Voyager to significantly increase their combined revenues."

Richard L. Hannigan, Sr., President and CEO of Voyager commented, "Western is a great company with whom I have a twenty-three year relationship, couple that with our combined construction experience in the Las Vegas market, we create a great team. With construction contracts already in place, along with the potential to obtain additional significant contracts, this acquisition will turn Voyager into revenue based, self-sustaining company." Hannigan also stated, "This acquisition not only allows us to internalize a segment of the construction process for the Observation Wheel but it will allow us to create ongoing cash flow from the lucrative construction industry." Additional information about Voyager is available at its website, www.voyager-ent.com. VOYAGER FORWARD LOOKING STATEMENTS
Statements in is this press release which are not historical, including statements regarding Voyager's or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Voyager's actual results could differ materially from expected results. Voyager undertakes no obligation to publicly update or revise forward-looking statements whether as a result of new information or otherwise. It is important to note that Voyager's actual results could differ materially from those in any such forward-looking statements. Various factors could cause actual results to differ materially, such as the risk factors listed from time to time in Voyager's filings with the Securities and Exchange Commission, including but not limited to, the annual report on Form 10-KSB for the year ended December 31, 2005, Form 10-QSB for the quarterly period ended September 30, 2005 and the Form 10-QSB for the quarterly period ended June 30, 2005.

Contact Information:
Richard L. Hannigan, Sr. President/CEO
Voyager Entertainment International, Inc.
Phone: (702) 221.8070
Email: veiivegas@msn.com
www.voyager-ent.com
www.western-architectural.com.